BRODERBUND SOFTWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 23, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broderbund Software, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 23, 1997, at 2:00 p.m., local time, at Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California 94903, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the adoption of the Company's 1996 Employee Stock Purchase Plan and the reservation of 250,000 shares of Common Stock thereunder.

     3. To approve an increase by 1,500,000 shares in the number of shares authorized under the Company's 1996 Employee and Consultant Stock Option Plan.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 1997 fiscal year.

     5. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 29, 1996 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                             THE BOARD OF DIRECTORS

Novato, California
December 10, 1996

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.


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                           BRODERBUND SOFTWARE, INC.

                             500 Redwood Boulevard
                            Novato, California 94947

                             MEETING TO BE HELD AT

                              Embassy Suites Hotel
                              101 McInnis Parkway
                          San Rafael, California 94903

                                PROXY STATEMENT

                                    GENERAL

Date and Time

     This Proxy Statement is furnished to the stockholders of Broderbund Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Thursday, January 23, 1997, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such stockholders on or about December 10, 1996.

Purposes of the Annual Meeting

     The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify the adoption of the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 250,000 shares of Common Stock for issuance thereunder, (3) approve an increase by 1,500,000 shares in the number of shares available for grant under the Company's 1996 Employee and Consultant Stock Option Plan (the "Option Plan"), (4) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date and Principal Share Ownership

     Stockholders of record as of the close of business on November 29, 1996 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 20,698,509 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% stockholders, see "Information Concerning the Company-- Share Ownership by Principal Stockholders and Management."

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers


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


and regular employees, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile copy.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Accordingly, abstentions will have the same effect as a vote against proposals set forth in this Proxy Statement. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than August 12, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


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


                                 PROPOSAL ONE:
                      ELECTION OF DIRECTORS OF THE COMPANY

Directors and Nominees

     The Bylaws of the Company provide for a Board of nine directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

       Name                      Age            Principal Occupation
       ----                      ---            --------------------

Douglas G. Carlston (3)......... 49     Chairman  of the Board of  Directors  of
                                        the Company

Edmund R. Auer (1).............. 64     Former  President  and  Chief  Operating
                                        Officer of the Company

Gary L. Buckmiller (2).......... 55     Former   Executive   Vice  President  of
                                        Jostens Learning Corporation

Scott D. Cook (1)............... 44     Chairman of the Board of Intuit Inc.

Joseph P. Durrett............... 51     Chief Executive Officer of the Company

William P. Egan (2)(3).......... 51     President of Burr, Egan,  Deleage & Co.,
                                        Inc.

David E. Liddle, Ph.D.(2)....... 51     President and Chief Executive Officer of
                                        Interval Research Corporation

William M. McDonagh (3)......... 40     President and Chief Operating Officer of
                                        the Company

Lawrence H. Wilkinson (1)(2).... 46     President and Chief Executive Officer of
                                        Global Business Network

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

(3)  Member of the Nominating Committee

     Mr. Carlston is a founder of the Company and has served as Chairman of the Board since November 1989. He also served as Chief Executive Officer from November 1989 until October 1996 and as President from September 1981 until November 1989.

     Mr. Auer joined the Company in April 1987 as Senior Vice President, Chief Operating Officer and director, and was appointed President in November 1989, the position he held until his retirement in April 1994.

     Mr. Buckmiller has been a director of the Company since October 1988. He served as Executive Vice President of Jostens Learning Corporation from March 1992 to November 1993 and served in various management positions with Jostens, Inc. from 1971 to March 1992, most recently as Executive Vice President-Education and Human Resources.

     Mr. Cook has been a director of the Company since July 1995 and previously served as a director of the Company from April 1993 to December 1994. He has been Chairman of the Board of Intuit Inc. since 1983 and served as President and Chief Executive Officer of Intuit Inc. from 1983 to April 1994. Prior to founding Intuit Inc., Mr. Cook managed consulting assignments in banking, services and technology for Bain & Company, a corporate strategy consulting firm. Mr. Cook is also a director of Intuit Inc.

     Mr. Durrett has been Chief Executive Officer and a director of the Company since October 1996. From 1992 to September 1996 he served as President of ADVO, Inc., a direct marketing company. Prior to that he held senior management positions at Kraft General Foods and brand management positions at Proctor and Gamble.

     Mr. Egan has been a director of the Company since 1982. He has been President of Burr, Egan, Deleage & Co., Inc., a venture capital firm, since 1979. Mr. Egan also serves on the Board of Directors of Cephalon, Inc., a biotechnology company.

     Dr. Liddle has been a director of the Company since April 1993. He has been President and Chief Executive Officer of Interval Research Corporation, an information systems, communications and computer science research and development firm, since March 1992. From November 1991 to March 1992 he served as Vice President, New Systems Business Development, Personal Systems, at IBM Corporation. Dr. Liddle also serves on the Board of Directors of Sybase, Inc. and Ticketmaster Group, Inc.

     Mr. McDonagh has been a director of the Company since January 1995. He joined the Company in 1982 as Controller. In April 1987, he was promoted to Vice President of Finance and in February 1992, he was appointed Senior Vice President and Chief Financial Officer. Since April 1994, Mr. McDonagh has served as President and Chief Operating Officer.

     Mr. Wilkinson has been a director of the Company since July 1991. He is the President and Chief Executive Officer of Global Business Network, a strategic planning and consulting services company, which he joined in November 1991.

Vote Required

     The nine candidates receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected to the Company's Board of Directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

     The Board of Directors held a total of five meetings during the fiscal year ended August 31, 1996.

     The Audit Committee, which currently consists of Edmund R. Auer, Scott D. Cook and Lawrence H. Wilkinson, met twice during the 1996 fiscal year. The Audit Committee reviews financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends the engagement of the Company's independent auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     The Compensation Committee, which currently consists of Gary L. Buckmiller, William P. Egan, David E. Liddle and Lawrence H. Wilkinson, met twice during the 1996 fiscal year. The Compensation Committee makes recommendations to the Board of Directors to establish the general compensation policy of the Company for all executive officers of the Company and the administration of the Company's equity incentive plans and the Bonus Plan for executive officers.

     The Nominating Committee, which currently consists of Douglas G. Carlston, William P. Egan and William M. McDonagh, met once during the 1996 fiscal year. The Nominating Committee was established to make recommendations as to the composition of the Board of Directors.

     Each present director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1996 and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1996 on which such person served.

Compensation of Directors

     Each non-employee director of the Company is paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. Under the terms of the 1996 Employee and Consultant Stock

Option Plan, each non-employee director elected to the Board after October 9, 1991 automatically receives a nonqualified stock option to purchase 40,000 shares of the Company's Common Stock. In addition, with respect to each non-employee director who was originally appointed to the Board prior to October 9, 1991 as a representative of a stockholder of the Company with a contractual right to elect a member to the Board (an "Electing Stockholder"), such non-employee director shall automatically receive a nonqualified stock option to purchase 40,000 shares of Common Stock at such time as (a) the Electing Stockholder disposes of substantially all of its shares of the Company's capital stock and (b) the Board and such non-employee director determine that the non-employee director shall continue to serve on the Board. Each option automatically granted to a non-employee director vests annually over five years.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company's Board of Directors is composed of four non-employee directors, Gary L. Buckmiller, William P. Egan, David E. Liddle and Lawrence H. Wilkinson. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                                  PROPOSAL TWO:
               RATIFICATION OF 1996 EMPLOYEE STOCK PURCHASE PLAN

     On January 25, 1996, the Board of Directors of the Company adopted the 1996 Employee Stock Purchase Plan, subject to approval by the stockholders. A total of 250,000 shares of Common Stock were reserved for issuance under the Purchase Plan.

     At the Annual Meeting, the stockholders are being requested to consider and ratify the adoption of the Purchase Plan. Such ratification will enable the Company to continue its policy of encouraging widespread employee stock ownership as a means to motivate high levels of performance.

Vote Required; Recommendation of Board of Directors

     The ratification of the adoption of the 1996 Employee Stock Purchase Plan and the reservation of 250,000 shares of Common Stock thereunder requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the Purchase Plan

     The essential features of the Purchase Plan are outlined below.

     Purpose. The general purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     Terms and  Conditions.  The  Purchase  Plan is  intended  to qualify  under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and was implemented, subject to stockholder approval, with a six month offering period which commenced on April 15, 1996. Subsequent offering periods will each have a six month duration (an "Offering Period") commencing on or around October 15 and April 15 of each year. The Purchase Plan will be administered by the Board of Directors or a committee of members of the Board appointed by the Board. Any person who is customarily employed at least 20 hours per week and more than five months per calendar year by the Company and/or its designated subsidiaries during the applicable Offering Period is eligible to participate in the Purchase Plan (an "Employee"); provided, however, that no Employee shall be granted an option under the Purchase Plan if (i) such Employee, immediately after the grant, would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) such Employee would receive more than $25,000 worth of stock (computed as of the date of grant) pursuant to the Purchase Plan in any calendar year. The Purchase Plan permits Employees to purchase Common Stock through payroll deductions, which deductions may not exceed 10% of an Employee's compensation, at a price equal to 85% of the mean between the highest and lowest selling prices for the Company's Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("Fair Market Value") on the first day of an Offering Period (the "Enrollment Date") or the last day of such Offering Period (the "Exercise Date"), whichever is lower; provided, however, an Employee's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions which were previously used to purchase stock under the Purchase Plan (or another employee stock purchase plan of the Company) in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the current Offering Period or periods equal $21,250. Employees may end their participation in an offering at any time prior to the end of an Offering Period. Participation ends automatically on termination of employment with the Company or its designated subsidiaries. An Employee may not pledge, assign or transfer his or her rights under the Purchase Plan and any such attempt may be treated by the Company as an election of such Employee to withdraw from the Purchase Plan. At the Record Date, the Company employed approximately 620 people, approximately 605 of whom were eligible to participate in the Purchase Plan.

     Adjustments Upon Changes in Capitalization; Corporate Transactions. In the event of a stock dividend, stock split or other change in capitalization affecting the Company's Common Stock, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the price per share. In the event of a liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately prior to consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new termination date immediately prior to the consummation of such transaction.

     Amendment and Termination of the Purchase Plan. The Board of Directors may at any time amend or terminate the Purchase Plan. Except as provided in the preceding paragraph, (i) no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders, and (ii) no amendment to the Purchase Plan may make any change in any option theretofore granted which adversely affects the right of any participant.

     Outstanding Stock Issued Under Purchase Plan; Purchase Plan Contingent Upon Stockholder Approval. As of November 29, 1996, 18,389 shares of the Company's Common Stock have been issued under the Purchase Plan pursuant to the Offering Period ending October 14, 1996 (the "Shares").

     If stockholder ratification of the Purchase Plan is not received at the Annual Meeting, the Purchase Plan shall be deemed to be a nonqualified stock option plan, the Shares shall be deemed to be shares issued upon exercise of nonqualified stock options, and each Employee who acquired Shares shall be required to reimburse the Company for withholding taxes on the difference between the purchase price of the Shares purchased and the fair market value of such Shares on the date of purchase.

     Certain Federal Income Tax Considerations. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the

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participant  will  generally  be  subject  to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that it is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                 PROPOSAL THREE:
                   AMENDMENT OF 1996 EMPLOYEE AND CONSULTANT
                STOCK OPTION PLAN TO INCREASE AUTHORIZED SHARES

     The 1996 Employee and Consultant Stock Option Plan, as amended, was originally adopted by the Company's Board of Directors and approved by the Company's stockholders on January 25, 1996. On October 8, 1996, the Board approved an amendment to the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,500,000 shares. At the Annual Meeting, the stockholders are being asked to approve the 1,500,000 share increase in the number of shares of Common Stock authorized for issuance under the Option Plan.

     As of November 29, 1996, options to purchase an aggregate of 4,380,279 shares of Common Stock have been exercised, options to purchase 3,437,481 shares at a weighted average exercise price of $34.92 share were outstanding and 331,295 shares remained available for future grants under the Option Plan.

Vote Required; Recommendation of Board of Directors

     The approval of the 1,500,000 share increase in the number of shares available for grant under the Option Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the Option Plan

     The essential features of the Option Plan are outlined below.

     Purpose. The purposes of the Option Plan are to furnish incentive to individuals chosen to receive options, encourage selected employees and consultants to accept or continue employment with, or consulting to, the Company or any parent or subsidiary corporation of the Company (an "Affiliate"), and increase the interest of selected employees and consultants in the Company's welfare through their participation in the growth in value of the Company's Common Stock.

     Administration. The Option Plan shall be administered by the Board or, subject to certain conditions, by the President or the Chief Executive Officer of the Company; provided, however, that with respect to grants of options to employees who are also officers or directors of the Company, the Option Plan shall be administered by (i) the Board if the Board may administer the Option
Plan in compliance with the rules governing a plan intended to qualify thereunder as a discretionary plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor rule thereto ("Rule 16b-3"), or (ii) a committee designated by the Board to administer the Option Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify under Rule 16b-3 as a discretionary plan under Rule 16b-3. The Option Plan may be administered by different bodies with respect to directors, officers who are not directors, and employees who are neither officers nor directors.

     Except with respect to the automatic grant of options to members of the Board who are neither employees nor consultants of the Company ("Outside Directors"), the administrators of the Option Plan (the "Administrator") have the authority to select the persons to receive options, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Option Plan.

     Eligibility. The Option Plan provides that Nonqualified Stock Options may be granted to employees, including officers, Outside Directors and consultants of the Company or any Affiliate. Incentive Stock Options may be granted only to employees, including officers, of the Company or any Affiliate.

     Stock Options. The Option Plan permits the granting of stock options that either qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options" or "ISOs"), or do not so qualify ("Nonqualified Stock Options" or "NQOs").

     Except with respect to the automatic grant of options to Outside Directors, the term of each option is fixed by the Administrator but may not exceed ten years from the date of grant or five years from the date of grant in the case of options granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

     All options granted under the Option Plan are evidenced by a stock option agreement between the Company and the optionee to whom such option is granted.

     Automatic Grants to Outside Directors. The Option Plan provides for the automatic grant of a 40,000 share NQO to each Outside Director on the date first elected to the Board, if such election occurs after October 9, 1991. In addition, the Option Plan provides that in the event an Outside Director was originally appointed to the Board as a representative of a stockholder of the Company with a contractual right to elect a member to the Company's Board of Directors (an "Electing Stockholder"), and such Electing Stockholder disposes of substantially all of its shares of the Company's capital stock after October 9, 1991, then upon the determination by the Board and such Outside Director that the Outside Director shall continue to serve on the Board, such director shall receive an automatic grant of a 40,000 share NQO. The term of each automatic NQO grant shall be ten years, shall be exercisable only while the Outside Director remains a director of the Company (subject to the terms of the Option Plan), shall have a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and shall be exercisable in installments cumulatively with respect to 20% of the shares subject to the NQO on each one year anniversary of the date of grant.

     Option Price. The option exercise price for each share covered by an ISO or an NQO may not be less than the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs or NQOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option.

     Fair Market Value. The fair market value of a share of Common Stock, as determined by the Administrator, is the mean between the highest and lowest selling prices for the stock on the date of grant

(or if there are no sales for the date of grant , then for the last preceding business day on which there were sales) as reported in the Wall Street Journal or similar publication.

     Consideration. The consideration to be paid for shares issued upon exercise of options granted under the Option Plan, including the method of payment, is determined by the Administrator (and, in the case of ISOs, determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been owned by the optionee for at least six months and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares being purchased, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods, or (7) such other consideration and method of payment permitted by applicable laws.

     Termination of Relationship. Under the Option Plan, in the event of an optionee's termination of employment or consulting relationship or service as an Outside Director for any reason other than death or disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for three months. If an optionee's employment or consulting relationship or service as an Outside Director is terminated as a result of the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the termination of employment, consultancy or service as an Outside Director, exercise such option rights to the extent they were exercisable on the date of the termination.

     Nontransferability of Options. Options granted pursuant to the Option Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Option Plan and each option outstanding thereunder and the exercise price of each outstanding option. The Option Plan provides that in the event of a merger, consolidation, acquisition, separation, reorganization, liquidation or like transaction involving the Company, each option may be assumed or an equivalent option substituted by a successor corporation. If the successor corporation chooses not to assume the options under the Option Plan, or if the Board determines that the options should not continue to be outstanding, then the option rights granted shall terminate (a) upon any dissolution or liquidation of the Company or similar occurrence, or (b) upon any merger, consolidation, acquisition, separation, or similar occurrence where the Company will not be a surviving corporation. Each optionee shall be mailed a notice at least six days prior to such occurrence and shall have at least four days after the mailing of such notice to exercise any option rights.

     Amendment and Termination. The Board may amend, alter, suspend or discontinue the Option Plan at any time; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or that, without the approval of the stockholders, would increase the number of shares reserved for issuance under the Option Plan, extend the duration of the Option Plan, or change the class of persons eligible to receive options granted under the Option Plan.

Certain Federal Income Tax Considerations

     Options granted under the Option Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company.

     Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

     Options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a nonstatutory stock option.

     Upon resale of the shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL FOUR:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 1997 fiscal year. Such nomination is being presented to the stockholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     Ernst & Young LLP (or its predecessor firm) has audited the Company's financial statements since 1981. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                       INFORMATION CONCERNING THE COMPANY

Share Ownership by Principal Stockholders and Management

     The following table sets forth the beneficial ownership of Common Stock of the Company as of November 29, 1996, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (together, the "Named Officers"), (iii) each director and (iv) all directors and executive officers as a group.

                                                    Shares    Approximate
                                                Beneficially    Percent
      Name and Address                              Owned        Owned
      ----------------                              -----        -----

Waddell & Reed, Inc.(1) ............             2,047,800        9.9%
  6300 Lamar Avenue
  Shawnee Mission, KS 66201-9217

Douglas G. Carlston(2) .............             2,047,541        9.9%
  c/o Broderbund Software, Inc.
  500 Redwood Boulevard
  Novato, CA 94947

Paul G. Allen(3) ...................             1,160,000        5.6%
  c/o Vulcan Northwest
  110 110th Avenue, N.E
  Bellevue, WA

William M. McDonagh(2) .............               111,067          *

Edmund R. Auer(2) ..................                77,568          *

Harry R. Wilker(2) .................                52,516          *

Lawrence H. Wilkinson(2) ...........                40,000          *

Thomas L. Marcus(2) ................                38,568          *

William P. Egan(2) .................                28,520          *

David E. Liddle, Ph.D.(2) ..........                24,000          *

Jan L. Gullett(2) ..................                15,937          *

Gary L. Buckmiller(2) ..............                 8,100          *

Scott D. Cook(2) ...................                 8,000          *

Joseph P. Durrett ..................                 4,000          *

All directors and executive officers
 as a group (14 persons) (2) .......             2,483,565       11.8%
----------

* Less than one percent (1%).

(1) Based on information received from Waddell & Reed, Inc. and Schedule 13F filed by Waddell & Reed, as of September 30, 1996, Waddell & Reed Investment Management Company had sole voting power as to 1,669,200 shares and Waddell & Reed Asset Management Company had shared voting power as to 378,600 shares.

(2)  Includes 81,500,  43,800,  40,000,  30,000,  24,000, 24,000, 15,000, 8,000,
     8,000, 7,500, 6,668 and 315,468 shares which Messrs. McDonagh, Wilker, Wilkinson, Marcus, Egan, Liddle, Gullett, Buckmiller, Cook, Carlston, Auer and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of November 29, 1996 upon the exercise of stock options. The foregoing numbers do not reflect potential changes to option exercisability resulting from the Company's option repricing program described below.

(3) As of November 27, 1996, based on information received from Mr. Allen's investment company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Forms 4 required to be filed on behalf of Jan Gullett for transactions occurring in October 1995 and January 1996 were filed late by the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended August 31, 1996, 1995 and 1994 by the Named Officers.

                                                                                            Long Term
                                                                                          Compensation
                                                                                          ------------
                                                        Annual Compensation                 Awards
                                           -------------------------------------------      ------
                                                                                           Securities
                                                                           Other Annual    Underlying      All Other
     Name and                               Salary            Bonus(1)     Compensation     Options      Compensation
 Principal Position              Year         ($)              ($)             ($)            (#)             ($)
 ------------------              ----       ------            -------      ------------    ----------    ------------

Douglas G. Carlston ......       1996       351,285           55,619             0(3)        37,500        15,470(4)
Chairman of the Board and        1995       308,472          482,409             0(3)             0        14,430
Chief Executive Officer(2)       1994       287,960          159,336             0(3)             0        17,290

William M. McDonagh ......       1996       304,639           48,233             0(3)        37,500        58,206(5)
President and Chief ......       1995       248,981          389,373             0(3)             0        14,308
Operating Officer ........       1994       200,031          110,683             0(3)        50,000        17,168

Harry R. Wilker ..........       1996       226,260           28,659             0(3)        25,000        64,917(6)
Senior Vice President, ...       1995       194,019          260,074             0(3)         5,000        14,430
Broderbund Publishing ....       1994       161,415           76,556             0(3)        28,000        14,924

Jan L. Gullett ...........       1996       226,096           28,638       211,669(7)        95,000         2,477(8)
Senior Vice President, ...       1995        94,431(9)       126,580        30,000(10)       50,000            47(11)
Marketing and Sales ......       1994            --               --            --               --            --

Thomas L. Marcus .........       1996       188,167           20,855             0(3)        20,000        51,000(12)
Vice President, Business .       1995       160,711          215,427             0(3)        10,000        14,310
Development and General ..       1994       132,752           52,468             0(3)        15,000        14,311
Counsel

----------

(1) Includes profit sharing bonus accrued in the applicable fiscal year and paid after the end of the fiscal year.

(2)  Mr. Carlston resigned as Chief Executive Officer effective October 1, 1996.

(3) Excludes all perquisites and other amounts which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(4) Includes $2,375 in Company matching 401(k) Plan contributions, $174 in group term life insurance imputed income, and $12,921 in profit sharing contributions.

(5) Includes $3,132 in Company matching 401(k) Plan contributions, $102 in group term life insurance imputed income, $12,921 in profit sharing contributions and $42,051 in payment of surrendered accrued vacation time.

(6) Includes $2,375 in Company matching 401(k) Plan contributions, $288 in group term life insurance imputed income, $12,921 in profit sharing contributions and $49,333 in payment of surrendered accrued vacation time.

(7)  Represents reimbursement of relocation expenses.

(8) Includes $2,375 in Company matching 401(k) Plan contributions and $102 in group term life insurance imputed income.

(9) Amount shown reflects pro rata salary subsequent to February 1995 hire date.

(10) Represents hiring bonus.

(11) Represents group term life insurance imputed income.

(12) Includes $3,133 in Company matching 401(k) Plan contributions, $102 in group term life insurance imputed income, $12,921 in profit sharing contributions and $34,844 in payment of surrendered accrued vacation time.

Option Grants in Last Fiscal Year

     The following table sets forth, as to the Named Officers, certain information relating to stock options granted during fiscal 1996.


                                              Individual Grants                         Potential Realizable
                             ---------------------------------------------------         Value at Assumed
                             Number of    % of Total                                     Annual Rates of
                              Securities   Options                                         Stock Price
                             Underlying   Granted to    Exercise                         Appreciation for
                              Options     Employees       or                            for Option Term(4)
                              Granted      in Fiscal    Base Price   Expiration       ----------------------
         Name                   (#)         Year(1)    ($/Sh)(2)(3)     Date           5%($)           10%($)
         ----                -----------  ----------   ------------  ----------        -----           ------
Douglas G. Carlston ......     37,500        3.6        76.725(5)     10/31/00(5)      461,086       1,335,303

William M. McDonagh ......     37,500        3.6        69.75         10/31/05       1,644,953       4,168,633

Harry R. Wilker ..........     25,000        2.4        69.75         10/31/05       1,096,635       2,779,088

Jan L. Gullett ...........     25,000        2.4        69.75         10/31/05       1,096,635       2,779,088

Jan L. Gullett ...........     25,000        2.4        48.00         01/31/06         754,674       1,912,491

Jan L. Gullett ...........     45,000        4.3        44.00         04/30/06       1,245,211       3,155,610

Thomas L. Marcus .........     20,000        1.9        69.75         10/31/05         877,308       2,223,271

----------

(1) The total number of shares subject to options granted to employees in fiscal 1996 was 1,042,600.

(2) With the exception of the option granted to Douglas G. Carlston, the exercise price per share is equal to the mean between the highest and lowest selling prices of the Company's Common Stock on the date of grant.

(3) In November 1996, the Compensation Committee and the Board of Directors, respectively, decided to reprice certain outstanding stock options issued to all employees, including executive officers, but not including outside directors (the "Repricing"). Employees who were granted options between January 31, 1995 and April 30, 1996 (with certain limited exceptions) have been offered the opportunity to surrender those grants in exchange for an equal number of options having an exercise price of $28.75, which is the mean between the highest and lowest selling prices of the Company's Common Stock on the date of the Repricing. In exchange, vesting for repriced options will be restarted as of the date of the Compensation Committee and Board action.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1996, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved. The Potential Realizable Value does not reflect the Repricing.

(5) As Mr. Carlston was the holder of in excess of 10% of the Company's voting securities on the date of grant of the option, the option expires five years after the date of grant and the exercise price per share is equal to 110% of the mean between the highest and lowest selling prices of the Company's Common Stock on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table provides information with respect to option exercises in fiscal 1996 by the Named Officers and the value of such officers' unexercised options at the close of business on August 31, 1996.




                                                             Number of Securities
                                                                  Year End (#)                  Value of Unexercised
                                                               Options at Fiscal             In-the-Money Options at
                           Shares                                 Year End (#)                 Fiscal Year End ($) (2)
                         Acquired on       Value           -----------------------------------------------------------------
         Name            Exercise (#)  Realized($)(1)      Exercisable      Unexercisable    Exercisable       Unexercisable
         ----            ------------  --------------      -----------      -------------    -----------       -------------
Douglas G. Carlston               0                0               0           37,500                  0                0
William M. McDonagh           6,000          312,000          72,000           75,500          1,521,999          494,874
Harry R. Wilker ...          10,000          492,250          36,200           53,800            524,700          237,550
Jan L. Gullett ....               0                0          10,000          135,000                  0                0
Thomas L. Marcus ..           8,000          412,000          23,000           37,000            436,375           41,438

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the average of the high and low trading price of $30.25 of the Company's Common Stock on August 30, 1996, minus the exercise price. Such value does not reflect the Repricing.

                              CERTAIN TRANSACTIONS

     In 1988, the Company founded Broderbund Foundation (the "Foundation"), a non-profit corporation. Douglas G. Carlston and William M. McDonagh serve on the three-member Board of Directors of the Foundation. Each year, the Company donates to the Foundation a percentage of its adjusted pre-tax profits as determined by the Company's Board of Directors. For the preceding three years the Company has donated approximately 2% of its adjusted pretax profits. The Foundation makes grants to qualified non-profit organizations at the discretion of the Foundation's Board of Directors.

     Pursuant to an offer letter dated September 26, 1996, Joseph P. Durrett was hired as Chief Executive Officer of the Company, effective October 1996. Such offer letter provides, among other terms, that Mr. Durrett will receive a base salary of $400,000 per year, participate in the Company's executive bonus plan, and receive an option grant for 300,000 shares as of the date of his commencement of employment with the Company.

     The following Compensation Committee Report on executive compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of four independent outside directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company or any of its affiliates. The Chief Executive Officer ("CEO") of the Company is invited to attend and participate in Committee meetings, except when CEO compensation is being discussed. The CEO may designate the President (except when the President's compensation is being discussed), Vice President of Human Resources, Vice President and General Counsel or other members of management to attend and participate in his stead. Final decisions regarding executive compensation, including the granting of stock options to executives, are made by the Board of Directors based on recommendations of the Committee and decisions regarding stock option grants to senior executives are made by the Committee. The Committee and the Board of Directors have approved guidelines under which management grants options to other executives and non-executive employees.

     The Committee reviews base salary levels and target bonuses for the Named Officers at or about October 1 of each year. The Committee makes recommendations to the Board of Directors to establish the general compensation policy of the Company for the Named Officers. The Committee also makes recommendations to the Board regarding administration of the equity incentive plans, and the Bonus Plan for the Named Officers. The Committee approves and adopts compensation policies to assure that the Company can continue to attract, retain and motivate its executive officers through a balanced compensation program consisting of base salary, annual incentive bonuses, and long term equity gain. The Committee believes that the compensation of the Named Officers should be significantly influenced by the Company's performance. The Committee has the responsibility for determining the CEO's compensation package annually and recommending it to the Board of Directors for approval.

Compensation of Executive Group

     The Committee seeks to establish total compensation levels that are competitive in the Company's industry and within the high technology field as a whole. To this end, the Committee has determined that its executives should receive total cash compensation targeted at the 50th percentile, or higher depending on the Company's performance, when compared to the compensation paid by comparable and competitive employers. In general, the Committee believes that cash compensation should vary with the current or short-term performance of the Company, and any long-term awards should be closely aligned with the long-term interest of the stockholders. Stock options have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and only if the executive remains employed by the Company for the period required for the options to vest.

     To accomplish this result, the Committee reviews reliable industry-specific compensation survey studies and the advice of compensation consultants to establish base salary levels for the executive group. Specifically, the Committee refers to compensation surveys in assessing salary levels for executives from a comparability viewpoint. From time to time, the Committee retains the services of an independent compensation consulting organization to conduct a competitive compensation study for its executive group.

     The executive group participates in an annual incentive (bonus) program. The bonus pool is available to the extent that the Company meets or exceeds certain financial performance goals as determined by the Board. In the last fiscal year, the Company's financial performance was not as strong as it had been in the 1995 fiscal year. Although the Company posted an increase in year-over-year revenues, the Company's overall profitability declined slightly in a year-over-year comparison, exclusive of the one-time charge from the acquisition of T/Maker Company and of a one-time gain relating to a terminated merger. Accordingly, the executive bonus pool reflected the less successful financial results in the last fiscal year and were on average 85-90% lower than the prior year's bonus, when the Company's financial performance was very strong. The Committee believes that the dramatic reduction in executive bonuses in the last fiscal year is consistent with the Committee's view that executive compensation should be closely tied to the Company's overall financial performance.

     The Company maintains a stock option plan to provide long term incentives to maximize stockholder value by rewarding employees for the financial success of the Company. Options are generally subject to five (5) year vesting. Currently, option grants are made to executives in pre-established amounts in connection with initial hire or a subsequent grade promotion. The pre-established amounts are determined by referring to industry-specific compensation survey studies as well as competitive pressures to attract executive personnel. Executive officers of the Company may also receive annual option grants.

     The total compensation in the last fiscal year for the five most highly compensated executives is described in this Proxy Statement starting on Page 12 and below for the CEO.

Compensation of Chief Executive Officer

     The CEO's base salary of $351,285 in fiscal year 1996 was determined by reference to competitive compensation survey data and internal salary structures. Based on the company's financial results, the CEO received a bonus of $55,619. As discussed above with respect to the overall executive bonus pool, the CEO's bonus was approximately 88% less than the prior year's bonus, reflecting the Company's relatively modest financial performance in fiscal year 1996 as compared to fiscal year 1995. In fiscal year 1996, Mr. Carlston received a stock option grant for 37,500 shares of Common Stock, vesting ratably over five years. Such option is excluded from the Repricing.

     In October 1996, the Company announced the appointment of Joseph P. Durrett as Chief Executive Officer of the Company. Mr. Carlston remains Chairman of the Board.

                                   Compensation Committee Members

                                   Gary L. Buckmiller, Chairman
                                   William P. Egan
                                   Lawrence H. Wilkinson
                                   David E. Liddle, Ph.D.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholders' return on the Company's Common Stock since the Company's initial public offering in November 1991 with the NASDAQ-U.S. Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends).

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

     The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                         H&O              Nasdaq Stock
Dates             Broderbund          Technology         Market -- U.S.
-----              ----------          ----------         --------------
11/25/91            100                 100                 100
Nov-91               87.50              100.61              100.27
Dec-91              115.00              114.19              112.52
Jan-92              125.00              120.87              119.10
Feb-92              130.00              125.97              121.80
Mar-92              123.75              117.99              116.05
Apr-92              143.75              115.24              111.07
May-92              128.75              115.15              112.51
Jun-92              120.00              108.22              108.11
Jul-92              104.38              113.25              111.94
Aug-92              123.75              108.84              108.52
Sep-92              147.50              112.83              112.56
Oct-92              180.00              118.67              116.99
Nov-92              197.50              126.42              126.30
Dec-92              212.50              131.35              130.95
Jan-93              215.63              136.91              134.68
Feb-93              201.25              128.04              129.65
Mar-93              221.25              129.43              133.40
Apr-93              176.25              122.11              127.71
May-93              192.50              133.14              135.34
Jun-93              195.00              132.22              135.96
Jul-93              173.75              125.50              136.13
Aug-93              180.00              132.17              143.16
Sep-93              198.75              134.57              147.42
Oct-93              282.50              138.26              150.74
Nov-93              253.75              140.03              146.24
Dec-93              172.50              143.34              150.32
Jan-94              182.50              151.79              154.88
Feb-94              201.25              153.56              153.43
Mar-94              205.00              144.64              144.00
Apr-94              171.25              141.75              142.13
May-94              220.00              142.61              142.48
Jun-94              226.25              134.15              137.27
Jul-94              242.50              139.22              140.08
Aug-94              277.50              153.17              149.01
Sep-94              267.50              153.04              148.63
Oct-94              320.00              163.86              151.55
Nov-94              357.50              162.70              146.52
Dec-94              467.50              166.38              146.94
Jan-95              462.50              165.61              147.76
Feb-95              518.75              178.04              155.57
Mar-95              518.75              185.18              160.18
Apr-95              495.00              196.94              165.23
May-95              450.00              202.77              169.49
Jun-95              637.50              224.64              183.22
Jul-95              720.00              244.11              196.69
Aug-95              736.25              248.74              200.67
Sep-95              761.25              255.82              205.29
Oct-95              693.75              259.11              204.11
Nov-95              647.50              257.64              208.91
Dec-95              607.50              249.81              207.80
Jan-96              485.00              255.37              208.82
Feb-96              452.50              265.10              216.78
Mar-96              377.50              254.80              217.50
Apr-96              440.00              282.59              235.54
May-96              421.25              286.53              246.37
Jun-96              322.50              266.50              235.22
Jul-96              328.75              241.15              214.23
Aug-96              301.25              255.45              226.27
Sep-96              290.00              283.77              243.47
Oct-96              281.25              278.94              240.84


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                   THE BOARD OF DIRECTORS

Novato, California
December 10, 1996
                                       17

PROXY CARD                                                           PROXY CARD

                           BRODERBUND SOFTWARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                           BRODERBUND SOFTWARE, INC.

     The undersigned stockholder of BRODERBUND SOFTWARE, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 10, 1996, and hereby appoints Douglas G. Carlston and Thomas L. Marcus, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of BRODERBUND SOFTWARE, INC. to be held on January 23, 1997, at 2:00 p.m., at Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California 94903 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                            BRODERBUND SOFTWARE, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

[                                                                              ]

1. ELECTION OF DIRECTORS:

                                                          For  Withheld  For All
                                                          All     All    Except

If you wish to withhold  authority to vote for any        | |     | |      | |
individual nominee, strike a line through that nominees name in the list below:

Douglas  G.  Carlston,  Edmund  R.  Auer,  Gary L.
Buckmiller,  Scott D.  Cook,  Joseph  P.  Durrett,
William  P.  Egan,  David E.  Liddle,  William  M.
McDonagh, Lawrence H. Wilkinson

                                                          For  Against   Abstain
2.   PROPOSAL  TO  RATIFY  THE   ADOPTION  OF   THE       | |     | |      | |
     COMPANY'S 1996 EMPLOYEE  STOCK  PURCHASE PLAN
     AND THE  RESERVATION  OF  250,000  SHARES  OF
     COMMON STOCK THEREUNDER:

                                                          For  Against   Abstain
3.   PROPOSAL TO APPROVE THE INCREASE BY 1,500,000        | |     | |      | |
     SHARES IN THE NUMBER OF SHARES  AVAILABLE FOR
     GRANT UNDER THE  COMPANYS  1996  EMPLOYEE AND
     CONSULTANT STOCK OPTION PLAN:

                                                          For  Against   Abstain
4.   PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST &        | |     | |      | |
     YOUNG LLP AS THE INDEPENDENT  AUDITORS OF THE
     COMPANY  FOR THE  1997  FISCAL  YEAR and upon
     such  other  matter  or  matters   which  may
     properly come before the meeting and any adjournments thereof:

                                                Dated: ___________________ 199__

                                                Signature(s) ___________________

                                                ________________________________

                                                NOTE:   Please   sign   as  name
                                                appears  hereon.   Joint  owners
                                                should each sign.  When  signing
                                                as      attorney,      executor,
                                                administrator,     trustee    or
                                                guardian,  give  full  title  as
                                                such.